                                                                    EXHIBIT 99.3

                        CONVERGENT COMMUNICATIONS, INC.
                        1997 INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN

     1.   Purpose of Plan.  The purpose of this 1997 Incentive and Nonstatutory
          ---------------
Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Directors and Consultants of Convergent Communications, Inc. (the "Company") and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written stock option agreement.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Board" shall mean the Board of Directors of the Company, or if a
                -----
     Committee is appointed, "Board" shall refer to the Committee if the context so requires.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Common Stock" shall mean the common stock of the Company.
                ------------

          (d)  "Company" shall mean Convergent Communications, Inc., a Colorado
                -------
     corporation.

          (e)  "Committee" shall mean the Committee appointed by the Board of
                ---------
     Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed, or the Board if no committee is appointed.

          (f)  "Consultant" shall mean any person who is engaged by the Company
                ----------
     or any Subsidiary to render consulting services and is compensated for such consulting services.

          (g)  "Continuous Status as an Employee" shall mean the absence of any
                ---------------------------------
     interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)  "Employee" shall mean any person, including officers and
                --------
     directors, employed by the Company or any Parent or Subsidiary of the Company.

          (i)  "Incentive Stock Option" shall mean an Option which is intended
                ----------------------
     to qualify as an incentive stock option within the meaning of Section 422 of the Code and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted an Incentive Stock Option under the Plan.

          (j)  "Non-Employee Director" shall mean a director who:
                ---------------------

               (i) Is not currently an officer (as defined in Section 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Company or a Parent or Subsidiary of the Company, or otherwise currently employed by the Company or a Parent or Subsidiary of the Company;

               (ii) Does not receive compensation, either directly or indirectly, from the Company or a Parent or Subsidiary of the Company, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission; and

               (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

          (k)  "Nonstatutory Stock Option"  shall mean an Option granted under
                -------------------------
     this Plan which does not qualify as an Incentive Stock Option and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted a Nonstatutory Stock Option under this Plan. To the extent that the aggregate fair market value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under the Plan and all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options under the Plan. The aggregate fair market value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under Section 422 of the Code and which Incentive Stock Options exercisable for the first time in a particular year in excess of the $100,000 limitation shall be treated as Nonstatutory Stock Options shall be determined based on the order in which such Options were granted in accordance with Section 422(d) of the Code.

          (l)  "Option" shall mean an Incentive Stock Option, a Nonstatutory
                ------
     Stock Option or both as identified in a written Stock Option Agreement representing such stock option granted pursuant to the Plan.

          (m)  "Optioned Stock" shall mean the Common Stock subject to an
                --------------
     Option.

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

          (n)  "Optionee" shall mean an Employee or other person who is granted
                --------
     an Option.

          (o)  "Parent" shall mean a "parent corporation," whether now or
                ------
     hereafter existing, as defined in Section 424(e) of the Code.

          (p)  "Plan" shall mean this 1997 Incentive and Nonstatutory Stock
                ----
     Option Plan.

          (q)  "Share" shall mean a share of the Common Stock of the Company, as
                -----
     adjusted in accordance with Section 11 of the Plan.

          (r)  "Stock Option Agreement" shall mean the agreement to be entered
                ----------------------
     into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

          (s)  "Subsidiary" shall mean a "subsidiary corporation," whether now
                ----------
     or hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 11 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,200,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.  The Plan shall be administered by the Board or a
               ---------
     Committee appointed by the Board consisting of two or more Non-Employee Directors to administer the Plan on behalf of the Board, subject to such
     terms and conditions as the Board may prescribe.   If the Company has a
     class of its equity securities registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), the Board shall appoint such a Committee.

               (i) Once appointed, the Committee shall continue to serve until otherwise directed by the Board (which for purposes of this paragraph
          (a)(i) of this Section 4 shall be the Board of Directors of the Company). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

               (ii) Members of the Board who are granted, or have been granted, Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan.

          (b)  Powers of the Board.  Subject to the provisions of the Plan, the
               -------------------
     Board (or the Committee, subject to the approval of the Board) shall have the authority, in its discretion:

               (i)     To grant Incentive Stock Options, in accordance with
          Section 422 of the Code, and Nonstatutory Stock Options or both as provided and identified in a separate written Stock Option Agreement to each Optionee granted such Option or Options under the Plan; provided however, that in no event shall an Incentive Stock Option and a Nonstatutory Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a "tandem" exercise arrangement such that the exercise of one such Option affects the Optionee's right to exercise the other Option granted under such Stock Option Agreement;

               (ii) To determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock;

               (iii) To determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan;

               (iv) To determine the Employees or other persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

               (v)     To interpret the Plan;

               (vi) To prescribe, amend and rescind rules and regulations relating to the Plan;

               (vii) To determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

               (viii) To accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of
          Section 7 of the Plan;

               (ix) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

               (x) To make all other determinations deemed necessary or advisable for the administration of the Plan.

               (xi) To determine whether a holder of Nonstatutory Stock Options granted under this Plan shall have engaged in conduct which is contrary to the best interests of the Company and whose Nonstatutory Stock Option is therefore subject to cancellation as set forth in
          Section 7.

          (c)  Effect of Board's Decision.  All decisions, determinations and
               --------------------------
     interpretations of the Board shall be final and binding on all Optionees and any other permissible holders of any Options granted under the Plan.

     5.   Eligibility.
          -----------

          (a)  Persons Eligible.  Options may be granted to any person selected
               ----------------
     by the Board. Incentive Stock Options may be granted only to Employees. An Employee, who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section 5. An Employee or other person who has been granted an Option may, if he is otherwise eligible, at the discretion of the Committee, if a Committee has been appointed, or the Board, be granted an additional Option or Options.

          (b)  No Effect on Relationship.  The Plan shall not confer upon any
               -------------------------
     Optionee any right with respect to continuation of employment or other relationship with the Company nor shall it interfere in any way with his right or the Company's right to terminate his employment or other relationship at any time.

     6.  Term of Plan.  The Plan became effective on the date first approved and
         ------------
adopted by the Board of Directors, as set forth on the last page of this Plan. It shall continue in effect for 10 years from the date of such approval and adoption, unless sooner terminated under Section 13 of the Plan.

     7.  Term of Option.  The term of each Option shall be 10 years from the
         --------------
date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

     The Nonstatutory Stock Options granted to, and held by, any person under this Plan, may be deemed canceled and forfeited by the Board, if the Board, in its sole discretion, determines that the conduct of the holder of such Nonstatutory Stock Option has been contrary to the best interests of the Company and could reasonably be deemed by the Board to have a material adverse effect on the Company or the business of the Company.

     8.   Exercise Price and Consideration.
          --------------------------------

          (a)  Exercise Price.  The per Share exercise price for the Shares to
               --------------
     be issued pursuant to exercise of an Option shall be no less than the fair market value of Shares of common stock as of the date of grant of the option or such higher price as may be determined by the Board, but the per Share exercise price under an Incentive Stock Option shall be subject to the following:

               (i) If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the fair market value per Share on the date of grant.

               (ii) If granted to any other Employee, the per Share exercise price shall not be less than 100% of the fair market value per Share on the date of grant.

          (b)  Determination of Fair Market Value.  The fair market value per
               ----------------------------------
     Share on the date of grant shall be determined as follows:

               (i) If the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the fair market value shall be the closing price of the Common Stock as reported by such exchange or system on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined; or

               (iii)If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Board.

          (c)  Consideration and Method of Payment.  The consideration to be
              -----------------------------------
     paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Colorado Business Corporation Act.

     9.   Exercise of Option.
          ------------------

          (a)  Procedure for Exercise: Rights as a Shareholder.  Any Option
               -----------------------------------------------
     granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          In the sole discretion of the Board, at the time of the grant of an Option or subsequent thereto but prior to the exercise of an Option, an Optionee may be provided with the right to exchange, in a cashless transaction, all or part of the Option for Common Stock of the Company on terms and conditions determined by the Board.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of a consideration and method of payment allowable under Section 8(c) and this
     Section 9(a) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of the duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for exercise under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Status as an Employee.  In the case of an
               ------------------------------------
     Incentive Stock Option, if any Employee ceases to serve as an Employee, he may, but only within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option, after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise the Option at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise any portion of the Option which he was entitled to exercise at the date of termination within the time specified herein, the Option shall terminate.

          (c)  Disability of Optionee.  In the case of an Incentive Stock
               ----------------------
     Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within such period of time not exceeding 12 months as is determined by the Board at the time of grant of the Option from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise any portion of the Option which he was entitled to exercise at the date of disability within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee.  In the case of an Incentive Stock Option, in
               -----------------
     the event of the death of the Optionee:

               (i) During the term of the Option if the Optionee was at the time of his death an Employee the Company and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death; or

               (ii) Within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  Nontransferability of Options.  In the case of an Incentive Stock
          -----------------------------
Option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (a "sale or other transfer") other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. In the case of a nonstatutory stock option, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner during the period ending one year from the date of grant and thereafter only (i) after written notice to the Board and (ii) in a manner which is in compliance with all applicable provisions of the Securities Act of 1933, as amended ("1933 Act") and the 1934 Act to the reasonable satisfaction of the Company. Upon any permitted sale or other transfer, the transferee shall remain subject to all terms and conditions of the Plan and the Stock Option Agreement.

     11.  Adjustments Upon Changes in Capitalization or Merger.  Subject to any
          ----------------------------------------------------
required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of any Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in a transaction in which the Company is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

     12.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or other person to whom an Option is so granted within a reasonable time after the date of such grant. Within a reasonable time after the date of the grant of an Option, the Company shall enter into and deliver to each Employee or other person granted such Option a written Stock Option Agreement as provided in Sections 2(r) and 16 hereof, setting forth the terms and conditions of such Option and separately identifying the portion of the Option which is an Incentive Stock Option and/or the portion of such Option which is a Nonstatutory Stock Option.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may amend or terminate the
               -------------------------
     Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

               (i) An increase in the number of Shares subject to the Plan above 1,200,000 Shares, other than in connection with an adjustment under Section 11 of the Plan;

               (ii) Any change in the designation of the class of Employees eligible to be granted Incentive Stock Options; or

               (iii)Any material amendment under the Plan that would have to be approved by the shareholders of the Company for the Board to continue to be able to grant Incentive Stock Options under the Plan.

          (b)  Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
     termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

     As a condition to the existence of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

     15.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's legal counsel to be necessary for the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Option Agreement.  Each Option granted to an Employee or other persons
          ----------------
shall be evidenced by a written Stock Option Agreement. The Stock Option Agreement shall be in the form and shall include the terms and conditions set forth on Exhibit A attached hereto.
         ---------

     17.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company. Such shareholder approval and any shareholder approval required under Section 13 of the Plan, may be obtained at a duly held shareholders meeting by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Company, who are present or represented and entitled to vote thereon, or by unanimous written consent of the shareholders in accordance with the provisions of the Colorado Business Corporation Act.

     18.   Information to Optionees.  The Company shall provide to each
           ------------------------
Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

     19.  Gender.  As used herein, the masculine, feminine and neuter genders
          ------
shall be deemed to include the others in all cases where they would so apply.

     20.  CHOICE OF LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY
          -------------
AND INTERPRETATION OF THIS PLAN AND THE INSTRUMENTS EVIDENCING OPTIONS WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF COLORADO.

Adopted by Directors:     Effective _________________
Adopted by Shareholders:  Effective _________________

                              CONVERGENT COMMUNICATIONS, INC.
                              organized under the laws of Colorado


                              By ____________________________________
                                John R. Evans, Chief Executive Officer
ATTEST:

______________________________________
Phillip Allen, Secretary